SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM S-1

                      POST-EFFECTIVE AMENDMENT NUMBER 27 TO

                      REGISTRATION STATEMENT NUMBER 2-68296

                    American Express Cash Reserve Certificate

                                      UNDER

                           THE SECURITIES ACT OF 1933

                      AMERICAN EXPRESS CERTIFICATE COMPANY
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)

                                    DELAWARE
--------------------------------------------------------------------------------
          (State or other jurisdiction of incorporation or organization)

                                      6725
--------------------------------------------------------------------------------
             (Primary Standard Industrial Classification Code Number)

                                   41-6009975
--------------------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

          70100 AXP Financial Center, Minneapolis, MN 55474, (612) 671-3131
--------------------------------------------------------------------------------
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

       Monica P. Vickman - 50605 AXP Financial Center, Minneapolis, MN 55474,
      (612) 671-4085
--------------------------------------------------------------------------------
             (Name, address, including zip code, and telephone number,
                            including area code, of agent for service)

               CONTENTS OF THIS POST-EFFECTIVE AMENDMENT NO. 27 TO
                       REGISTRATION STATEMENT NO. 2-68296

Cover Page

Prospectus

Part II Information

Signatures

American Express Cash Reserve Certificate


Prospectus April 25, 2001


Earn attractive rates with ready access to your cash reserves.


American Express Certificate Company (AECC), formerly IDS Certificate Company, issues American Express Cash Reserve Certificates. You may:


o Purchase this certificate in any amount from $1,000 through $1 million or with monthly investments of at least $50.

o    Earn a fixed rate of interest declared every three months.

o Invest in successive three-month terms up to a total of 20 years from the issue date of the certificate.

Like all investment companies, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This certificate is backed solely by the assets of AECC. See "Risk Factors" on page 2p.

AECC is not a bank or financial institution, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency.

The distributor is not required to sell any specific amount of certificates.

Issuer:

American Express Certificate Company


70100 AXP Financial Center


Minneapolis, MN 55474

(800) 862-7919 (toll free)

Distributor:

American Express Financial Advisors Inc.

American Express companies

AMERICAN
  EXPRESS(R)

Initial Interest Rates


AECC guarantees a fixed interest rate for each three-month term during the life of the certificate. For your initial term, AECC guarantees that when the rate for new purchases takes effect, the rate will be within a specified range of the U.S. 90 day Treasury Bill rate. See "About the Certificate" for more explanation.

Here are the interest rates in effect April 25, 2001:


Investment amount               Simple interest rate*       Effective annualized
                                                                       yield**


$50 to $9,999                          ____%                            ____%

$10,000 to $24,999                     ____%                            ____%


$25,000 or more       ____%            ____%

 * Rates may depend on factors described in "Rates for New Purchases" under "About the Certificate."

** Assuming monthly compounding.

These rates may or may not have changed when you apply to purchase your certificate. Rates for later three-month terms are set at the discretion of AECC and may also differ from the rates shown here. See "Rates for New Purchases" under "About the Certificate" for further information.

AECC may offer different rates for different distribution channels. For more information call (800) 862-7919. Certificates of deposits (CDs) with different rates may be available from American Express Centurion Bank, an affiliate of AECC, including high rate CDs through Membership B@nking(SM).

RISK FACTORS

You should consider the following when investing in this certificate:

This certificate is backed solely by the assets of AECC. Most of our assets are debt securities and are subject to the following risks:

Interest rate risk: The price of debt securities generally falls as interest rates increase, and rises as interest rates decrease. In general, the longer the maturity of a bond, the greater its loss of value as interest rates increase, and the greater its gain in value as interest rates decrease. See "How Your Money Is Used and Protected."

Credit risk: This is the risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable to honor a financial obligation (such as payments due on a bond or note). Credit ratings of the issuers of securities in our portfolio vary. See "How Your Money Is Used and Protected."

Table of Contents

Initial Interest Rates                                  2p

Risk Factors                                            2p

About the Certificate                                   4p

Read and Keep This Prospectus                           4p

Investment Amounts and Terms                            4p

Face Amount and Principal                               4p

Value at Maturity                                       4p

Receiving Cash During the Term                          5p

Interest                                                5p

Rates for New Purchases                                 5p

Promotions and Pricing Flexibility                      6p

How to Invest and Withdraw Funds                        7p

Buying Your Certificate                                 7p


Bonus Payment                                           8p


Additional Investments                                  8p

Three Ways to Make Investments                          9p

Full and Partial Withdrawals                           10p

When Your Certificate Term Ends                        11p

Transfers to Other Accounts                            11p

Two Ways to Request a Withdrawal
   or Transfer                                         11p

Three Ways to Receive Payment When
   You Withdraw Funds                                  12p

Retirement Plans: Special Policies                     13p

Transfer of Ownership                                  13p

For More Information                                   13p

Taxes on Your Earnings                                 13p

Retirement Accounts                                    13p

Gifts to Minors                                        14p


Your TIN and Backup Withholding                        14p


Foreign Investors                                      15p

How Your Money Is Used
   and Protected                                       16p

Invested and Guaranteed by AECC                        16p

Regulated by Government                                16p

Backed by Our Investments                              17p

Investment Policies                                    17p

How Your Money Is Managed                              19p

Relationship Between AECC and
   American Express Financial
   Corporation                                         19p

Capital Structure and Certificates Issued              20p

Investment Management
   and Services                                        20p

Distribution                                           21p

Transfer Agent                                         22p

Employment of Other American Express
   Affiliates                                          22p

Directors and Officers                                 22p

Independent Auditors                                   24p

American Express Certificates                          24p

Appendix                                               25p

Annual Financial Information                             p

Summary of Selected
   Financial Information                                 p

Management's Discussion and Analysis
   of Financial Condition and Results
   of Operations                                         p


American Express Certificate Company
   Responsibility for Preparation
   of Financial Statements                               p


Report of Independent Auditors                           p

Financial Statements                                     p

Notes to Financial Statements                            p

About the Certificate

READ AND KEEP THIS PROSPECTUS

This prospectus describes terms and conditions of your American Express Cash Reserve Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the American Express Cash Reserve Certificate as described in the prospectus, or to bind AECC by any statement not in it.

INVESTMENT AMOUNTS AND TERMS

You may purchase the American Express Cash Reserve Certificate in any amount from $1,000 or monthly investments of at least $50 through scheduled bank authorization or payroll deduction. Your total investments over the life of the certificate may not exceed $1 million unless you receive prior approval from AECC. AECC guarantees your principal and interest.

The certificate may be used as an investment for your Individual Retirement Account (IRA), 401(k) plan account or other qualified retirement plan account. A minimum investment of $50 per month is required for these types of accounts. If so used, the amount of your contribution (investment) will be subject to any limitations of the plan and applicable federal law.

FACE AMOUNT AND PRINCIPAL

The face amount of the certificate is the amount of your initial investment, and will remain the same over the life of the certificate.

The principal is the amount that is reinvested at the beginning of each subsequent term, and is calculated as follows:

Principal equals      Face amount (initial investment)

plus At the end of a term, interest credited to your account during the term

minus                 Any interest paid to you in cash

plus                  Any additional investments to your certificate

minus                 Any withdrawals, fees and applicable penalties

For example: Assume your initial investment (face amount) of $5,000 has earned $75 of interest during the term. You have not taken any interest as cash, or made any withdrawals. You have invested an additional $2,500 at the beginning of the next term. Your principal for the next term will equal:

           $5,000     Face amount (initial investment)

plus       $   75     Interest credited to your account

minus      $   (0)    Interest paid to you in cash

plus                  $2,500Additional investment to your certificate

minus      $   (0)    Withdrawals and applicable penalties or fees

           $7,575     Principal at the beginning of the next term

VALUE AT MATURITY

Your certificate matures 20 years from its issue date. At maturity, you will receive a distribution for the value of your certificate. This will be the total of your purchase price, plus additional investments and any credited interest not paid to you in cash, less any withdrawals, penalties and fees. Bank authorizations will automatically be stopped at maturity or full withdrawal.

RECEIVING CASH DURING THE TERM

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to Invest and Withdraw Funds."

INTEREST

Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month (on the monthly anniversary of the issue date).

AECC declares and guarantees a fixed rate of interest for each three-month period during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

o  applying the interest rate then in effect to your balance each day,

o  adding these daily amounts to get a monthly total, and

o subtracting interest accrued on any amount you withdraw during the certificate month.

Interest is calculated on a 30-day month and 360-day year basis.

This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about other such distributors or selling agents by calling the Client Service Organization at the telephone numbers listed on the back cover.

RATES FOR NEW PURCHASES


AECC has complete discretion to determine whether to accept an application and sell a certificate. When your application is accepted, and we have received your initial investment, we will send you a confirmation showing the rate that your investment will earn for the first term. For accounts of less than $10,000 AECC guarantees that this rate will be within a range of 225 basis points (2.25%) below to 125 basis points (1.25%) below the rate published for a U.S. 90 day Treasury Bill. For accounts of $10,000 to $24,999 this rate will be within a range from 50 basis points (0.50%) below to 50 basis points (0.50%) above the rate published for a U.S. 90 day Treasury Bill. For accounts of $25,000 or more, this rate will be within a range from 25 basis points (0.25%) below to 75 basis points (0.75%) above the rate published for a U.S. 90 day Treasury Bill. For example, if the average rate most recently published is 4.00%, our rate in effect for that week for amounts of $10,000 to $24,999 would be between 3.50% to 4.50%.

The U.S. 90 day Treasury Bill is a debt instrument issued by the U.S. Treasury. The U.S. 90 day Treasury Bill is published on the Chicago Mercantile Exchange Website at www.cme.com. The stock market closes at 3 p.m. Central time. The U.S. 90 day Treasury Bill rate is available at approximately 4:30 p.m. In the future, we may use a later time cut-off if it becomes feasible to do so. We will use this rate to determine the rates for new certificates. If the stock market is not open or the U.S. 90 day Treasury Bill is unavailable as of the last day of your term, the preceding business day for which a rate is available will be used instead. Each Wednesday the U.S. 90 day Treasury Bill closing rate is used for establishing the rates starting the following Wednesday.

Rates for new purchases are reviewed and may change weekly. Normally, the rate you receive will be the higher of:

o  the rate in effect on the date of your application, or

o  the rate in effect on the date your application is accepted by AECC.

However if your application bears a date more than seven days before its receipt by AECC, the rate you receive will be the higher of:

o  the rate in effect on the date your application is accepted by AECC, or

o  the rate in effect seven days prior to receipt.

Except for specific promotions, AECC guarantees an initial rate 25 basis points above the rate offered to the general public on this American Express Certificate if it is purchased by using the CD transfer service offered by American Express Financial Advisors Inc. to help you transfer money from a bank or thrift CD account to American Express Financial Advisors Inc. investments. Consequently, the highest and lowest rate in the range of rates for initial terms of such certificates purchased using the CD transfer service will be 25 basis points higher than the comparable rates described at the beginning of this section for ranges of rates for initial terms. To be eligible for this rate, you must transfer at least $10,000 from a CD account to AECC to purchase one or more American Express Cash Reserve Certificates and/or American Express Flexible Savings Certificates, and this rate will only apply to those certificates.

PROMOTIONS AND PRICING FLEXIBILITY

AECC may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use other products or services offered by American Express Company or its affiliates. Rates also may vary depending on the amount invested, geographic location and whether the certificate is purchased for an IRA or qualified retirement plan account.


These promotions will generally be for a specified period of time. If we offer a promotion, the rates will be set as follows: For accounts of less than $10,000 the rate will be 200 basis points (2.00%) below to 100 basis points (1.00%) below the rate published for a U.S. 90 day Treasury Bill. For accounts from $10,000 to $24,999 the rate will be from 25 basis points (0.25%) below to 75 basis points (0.75%) above the rate published for a U.S. 90 day Treasury Bill. For accounts of $25,000 and more the rate will be 0 basis points (.00%) above to 100 basis points (1.00%) above the rate published for a U.S. 90 day Treasury Bill.

Rates for future terms: Interest on your certificate for future three-month terms may be greater or less than the rates you receive during the first three months. In setting future rates, a primary consideration will be the prevailing investment climate, including the U.S. 90 day Treasury Bill rate. Nevertheless, we have complete discretion as to what interest shall be declared beyond the initial three-month term. If the U.S. 90 day Treasury Bill rate is no longer publicly available or feasible to use, AECC may use another similar source as a guide for setting rates.

Performance: From February 1996 through February 2001, American Express Cash Reserve yields were generally higher than average bank and thrift three-month CD yields, as measured by the BANKRATE MONITOR(R)(BRM) Top 25 Market Average(R). BANKRATE MONITOR and National Index are marks owned by BANKRATE.COM(SM), a division of ilife.com, Inc, N. Palm Beach, FL, 33408.

The BRM is a weekly magazine published by Advertising News Service Inc., an independent national news organization that collects and disseminates information about bank products and interest rates. Advertising News Service Inc. has no connection with AECC, AEFC, or any of their affiliates. The BRM Top 25 Market Average(R) is an index of rates and annual effective yields offered on various length certificates of deposit by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. CDs in the BRM Top 25 Market Average(R) are government insured fixed-rate time deposits.


                Yields from February 1996 through February 2001

6%         AXP Cash Reserve
               Certificate
               x        x
4%                     Certificate
                        of Deposit

2%                                                   x
                                                   Money Market
                                                 Deposit Account

'96            '97            '98            '99            '00            '01



This graph compares past yields offered on American Express Cash Reserve Certificate to those of three-month CDs and money market deposit accounts as measured by the BRM Top 25 Market Average(R) and should not be considered a prediction of future performance.

Future performance will not be compared to the BRM Top 25 Market Average(R), but will instead be compared to the U.S. 90 day Treasury Bill.


How to Invest and Withdraw Funds

BUYING YOUR CERTIFICATE

Your American Express financial advisor will help you fill out and submit an application to open an account with us and purchase a certificate. If you purchase your certificate other than through an American Express financial advisor -- for example, through a direct marketing channel -- you may be given different purchase instructions. We will process the application at our corporate offices in Minneapolis, Minnesota. When we have accepted your application and we have received your initial investment, we will send you a confirmation of your purchase, indicating your account number and applicable rate of interest for your first term, as described under "Rates for New Purchases." See "Purchase policies" below.

BONUS PAYMENT

AECC will pay a persistency bonus on your Cash Reserve Certificate. In order for you to be eligible for the bonus, you must keep your certificate for 12 months. The issue date of your certificate will be used for determining when your bonus payment will be made. The bonus will be calculated based on the amount invested minus any withdrawals made during the 12-month period. Any additional payments or credited interest paid during the 12-month period will not be used towards calculating your bonus payment.

For example, you open a new account with a $50,000 balance. During the following 12-month period you withdraw $10,000. The bonus payment is calculated based on the remaining $40,000 balance. Also, if during the same 12-month period you add $15,000 to your certificate and your certificate earns $2,500 of interest, your bonus payment is still calculated based on your original investment of $50,000 minus $10,000 withdrawn during the 12-month period. Based on the 0.50% bonus rate, your principal at the end of the 12-month period will equal:

         $ 50,000     Face amount (initial payment)

plus     $ 15,000     Additional payment

plus     $  2,500     Credited interest

minus    $(10,000)    Withdrawal

plus     $    200     Credited bonus interest (Beginning Balance less
                      withdrawals throughout the year times bonus rate
                      ($50,000-$10,000)*0.005 = $200

         $ 57,700     Principal at the end of the 12-month period

Your next year bonus will be based on the principal at the end of your first 12-month period minus any withdrawals made during the second 12-month period. Any additional payments and credited interest earned during the second 12-month period will not be counted towards the second 12-month period bonus payment. The subsequent years' bonus payments are calculated in the same manner.

There is no assurance these rates will be in effect or that these results will be achieved at the time you invest.

ADDITIONAL INVESTMENTS

You may make additional investments at any time. Additional investments can be in any amount from $50, and your total investment, less withdrawals, may not exceed $1 million (unless you receive prior approval from AECC to invest more). You will earn interest on additional investments from the date we accept them. AECC will send a confirmation of additional investments.

If you add to a certificate purchased other than through an American Express financial advisor, you may be given different instructions regarding additional investments.

Important: When you open an account, you must provide AECC with your correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number. See "Taxes on Your Earnings."

Purchase policies:

o Investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be included in your account that day. Otherwise your purchase will be processed the next business day.

o You have 15 days from the date of purchase to cancel your investment without penalty by either writing or calling the Client Service Organization at the address or phone number on the back of this prospectus. If you decide to cancel your certificate within this 15-day period you will not earn any interest.

o If you purchase a certificate with a personal check or other non-guaranteed funds, AEFC will wait one day for the process of converting your check to federal funds (e.g., monies of member banks with the Federal Reserve Bank) before your purchase will be accepted and you begin earning interest.

o AECC has complete discretion to determine whether to accept an application and sell a certificate.

o You must maintain a balance of at least $1,000 in your Cash Reserve Certificate account unless you are using an authorized systematic pay-in or payout arrangement. If you use a scheduled pay-in arrangement, your minimum balance requirement is $50.

o If you make no investments for a period of at least 12 consecutive months and your principal is less than $1,000, we will send you a notice of our intent to cancel the certificate. After the notice, if an investment is not made within 60 days your certificate will be canceled, and we will send you a check for its full value.

A number of special policies apply to purchases, withdrawals and exchanges within IRAs, 401(k) plans and other qualified retirement plans. See "Retirement
Plans: Special Policies."

THREE WAYS TO MAKE INVESTMENTS

1 By scheduled investment plan:

Contact your financial advisor to set up one of the following scheduled plans for monthly investments:

o  Bank authorization (automatic deduction from your account)

o  Automatic payroll deduction

o  Direct deposit of social security check

o  Other plan approved by AECC

o  Monthly minimum investment must be $50

To cancel a bank authorization, you must instruct AECC in writing or over the phone. We must receive notice at least three business days before the date funds would normally be withdrawn from your bank account.

2 By mail:

For monthly or lump sum investments, send your check, by regular or express mail, along with your name and account number to:

American Express Financial Advisors Inc.

70200 AXP Financial Center

Minneapolis, MN 55474

3 By wire:

If you have an established account, you may wire money to:


Wells Fargo Bank Minnesota, N.A.


Routing No. 091000019

Minneapolis, MN

Attn: Domestic Wire Dept.

Give these instructions: Credit American Express Financial Advisors Account #0000030015 for personal account # (your personal number) for (your name).

If this information is not included, the order may be rejected and all money received, less any costs AEFC incurs, will be returned promptly.

o  Minimum amounts each wire investment: $1,000.


o Wire orders can be accepted only on days when your bank, AEFC, AECC and Wells Fargo Bank Minnesota, N.A. are open for business.


o Wire purchases are completed when wired payment is received and we accept the purchase.

o  Wire   investments   must  be  received  and  accepted  in  the   Minneapolis
   headquarters on a business day before 3 p.m. Central time to be credited that day. Otherwise your purchase will be processed the next business day.

o AECC, AEFC and its other subsidiaries are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.

o  You must pay for any fee the bank charges for wiring.

FULL AND PARTIAL WITHDRAWALS

You may withdraw your certificate for its full value or make a partial withdrawal of $100 or more at any time. If you purchase this certificate for an IRA, 401(k), or other retirement plan account, early withdrawals or cash payments of interest taken prematurely may be subject to IRS penalty taxes.

o Complete withdrawal of your certificate is made by giving us proper instructions. To complete these transactions, see "Two Ways to Request a Withdrawal or Transfer."

o If your withdrawal request is received in the Minneapolis headquarters on a business day before 3 p.m. Central time, it will be processed that day and payment will be sent the next business day. Otherwise, your request will be processed one business day later.

o Interest payments in cash may be sent to you at the end of each certificate month, quarter, or on a semiannual or annual basis.

o Scheduled partial withdrawals may be sent to you monthly, quarterly, semiannually or annually. The minimum withdrawal amount is $50.

o Because we credit interest on your certificate's monthly anniversary, withdrawals before the end of the certificate month will result in loss of interest on the amount withdrawn. You'll get the best result by timing a withdrawal at the end of the certificate month -- that is, on an interest crediting date.

o Withdrawals that reduce your certificate's principal below a break point for a lower interest rate will cause the remaining principal to earn the lower interest rate for the rest of the term from the date of the withdrawal.

o You may not make a withdrawal from your certificate if that withdrawal causes your balance to fall below $1,000 unless you are making bank authorization or payroll deduction payments or taking systematic payments from your certificate. In these instances, the remaining balance will earn the lower interest rate in effect for balances of less than $1,000.

WHEN YOUR CERTIFICATE TERM ENDS

Shortly before the end of your certificate's term we will send you a notice indicating the interest rate that will apply to the new term. Unless you tell us otherwise, your certificate will automatically continue for another term. The interest rate that will apply to your new term will be the rate in effect on the day the new term begins. This rate of interest will not be changed during that term unless your certificate's principal falls below a break point for a lower interest rate.

Other full and partial withdrawal policies:

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before AECC mails a check to you. We may mail a check earlier if the bank provides evidence that your check has cleared.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).

TRANSFERS TO OTHER ACCOUNTS

You may transfer part or all of your certificate to any other American Express Certificate or into another new or existing American Express Financial Advisors Inc. account that has the same ownership (subject to any terms and conditions that may apply).

TWO WAYS TO REQUEST A WITHDRAWAL OR TRANSFER

1 By phone:

Call the Client Service Organization at the telephone numbers listed on the back cover.

o  Maximum phone request: $50,000.

o Transfers into an American Express Financial Advisors Inc. account with the same ownership.

o A telephone withdrawal request will not be allowed within 30 days of a phoned-in address change.

o We will honor any telephone withdrawal or transfer request believed to be authentic and will use reasonable procedures to confirm authenticity.

You may request that telephone withdrawals not be authorized from your account by writing the Client Service Organization.

2 By mail:

Send your name, account number and request for a withdrawal or transfer, by regular or express mail, to:

American Express Financial Advisors Inc.

70100 AXP Financial Center

Minneapolis, MN 55474

Written requests are required for:

o  Transactions over $50,000.

o Pension plans and custodial accounts where the minor has reached the age at which custodianship should terminate.

o Transfers to another American Express Financial Advisors Inc. account with different ownership (all current registered owners must sign the request).

THREE WAYS TO RECEIVE PAYMENT WHEN YOU WITHDRAW FUNDS

1 By regular or express mail:

o  Mailed to address on record; please allow seven days for mailing.

o  Payable to name(s) you requested.

o We will charge a fee if you request express mail delivery. We will deduct the fee from your remaining certificate balance, provided that balance would not be less than $1,000. If the balance would be less than $1,000, we will deduct the fee from the proceeds of the withdrawal.

2 By wire:

o  Minimum wire withdrawal: $1,000.

o  Request that money be wired to your bank.

o  Bank account must be in same ownership as AECC account.

o Pre-authorization required. Complete the bank wire authorization section in the application or use a form supplied by your American Express financial advisor. All registered owners must sign.

o We may deduct a service fee from your balance (for partial withdrawals) or from the proceeds of a full withdrawal.

3 By electronic transfer:

o Available only for pre-authorized scheduled partial withdrawals and other full or partial withdrawals.

o  No charge.

o  Deposited electronically in your bank account.

o  Allow two to five business days from request to deposit.

RETIREMENT PLANS: SPECIAL POLICIES

o If the certificate is purchased for a 401(k) plan or other qualified retirement plan account, the terms and conditions of the certificate apply to the plan as the owner of this certificate. However, the terms of the plan, as interpreted by the plan trustee or administrator, will determine how a participant's benefit under the plan is administered. These terms may differ from the terms of the certificate.

o If your certificate is held in a custodial or trusteed retirement plan (including a Keogh plan), special rules may apply at maturity. If no other investment instructions are provided directing how to handle your certificate at maturity, the full value of the certificate will automatically transfer to a new or existing cash management account according to the rules outlined in the plan document or as otherwise provided in the plan document.

o The annual custodial fee for non-401(k) qualified retirement plans or IRAs may be deducted from your certificate account. It may reduce the amount payable at maturity or the amount received upon an early withdrawal.

o Retirement plan withdrawals may be subject to withdrawal penalties or loss of interest even if they are not subject to federal tax penalties.

o If you withdraw all funds from your last account in an IRA at American Express Trust Company, a termination fee will apply as set out in Your Guide to IRAs, the IRS disclosure information received when you opened your account.

o The IRA termination fee will be waived if a withdrawal occurs after you have reached age 701/2 or upon the owner's death.

TRANSFER OF OWNERSHIP

While this certificate is not negotiable, AECC will transfer ownership upon written notification to our Client Service Organization. However, if you have purchased your certificate for a 401(k) plan or other qualified retirement plan, or an IRA you may be unable to transfer or assign the certificate without losing the account's favorable tax status. Please consult your tax advisor.

FOR MORE INFORMATION

For information on purchases, withdrawals, exchanges, transfers of ownership, proper instructions and other service questions regarding your certificate, please consult your American Express financial advisor or call the Client Service Organization at the telephone numbers listed on the back cover.

If you purchase your certificate other than through a financial advisor, you may be given different purchase and withdrawal instructions.

Taxes on Your Earnings

Interest on your certificate is taxable when credited to your account. Each calendar year we provide the certificate account owner and the IRS with reports of all earnings equal to and over $10 (Form 1099). Withdrawals are reported to the certificate account owner and the IRS on Form 1099-B, "Proceeds from Broker and Barter Exchange Transactions."

RETIREMENT ACCOUNTS

If you are using the certificate as an investment for a 401(k) plan account or other qualified retirement plan account or an IRA, income tax rules for your qualified plan or IRA apply. Generally, you will pay no income taxes on your investment's earnings -- and, in many cases, on part or all of the investment itself -- until you begin to make withdrawals.

AECC will withhold federal income taxes of 10% on a qualified plan or IRA withdrawals unless you tell us not to. AECC is required to withhold federal income taxes of 20% on most qualified plan distributions, unless the distribution is directly rolled over to another qualified plan or IRA.

Withdrawals from retirement accounts are generally subject to a 10% early withdrawal penalty by the IRS if you make them before age 591/2, unless you are disabled or if they are made by your beneficiary in the event of your death. Other exceptions may also apply. (Also, withdrawals of principal during a certificate month may be subject to the certificate's provision for loss of interest.)

Consult your tax advisor to see how these rules apply to you before you request a distribution from your plan or IRA.

GIFTS TO MINORS


The certificate may be given to a minor under either the Uniform Gifts or Uniform Transfers to Minors Act (UGMA/UTMA), whichever applies in your state. UGMAs/UTMAs are irrevocable. Generally, under federal tax laws, income over $1,500 for the year 2001 on property owned by children under age 14 will be taxed at the parents' marginal tax rate, while income on property owned by children 14 or older will be taxed at the child's rate.


YOUR TIN AND BACKUP WITHHOLDING

As with any financial account you open, you must list your current and correct TIN, which is either your Social Security or Employer Identification number. You must certify your TIN under penalties of perjury on your application when you open an account.

If you don't provide and certify the correct TIN, you could be subject to backup withholding of 31% of your interest earnings. You could also be subject to further penalties, such as:

o  a $50 penalty for each failure to supply your correct TIN;

o a civil penalty of $500 if you make a false statement that results in no backup withholding; and

o  criminal penalties for falsifying information.

You could also be subject to backup withholding because you failed to report interest on your tax return as required.

To help you determine the correct TIN to use on various types of accounts, please use this chart:

How to Determine the Correct TIN

--------------------------------------------------- ---------------------------------------------------------------------------
For this type of account:                           Use the Social Security or Employer Identification Number of:
--------------------------------------------------- ---------------------------------------------------------------------------
Individual or joint account                         The individual or one of the owners listed on the joint account
--------------------------------------------------- ---------------------------------------------------------------------------
Custodian account of a minor                        The minor

(Uniform Gifts/Transfers to Minors Act)
--------------------------------------------------- ---------------------------------------------------------------------------
A revocable living trust                            The grantor-trustee (the person who puts the money into the trust)
--------------------------------------------------- ---------------------------------------------------------------------------
An irrevocable trust, pension trust or  estate      The  legal entity (not the personal representative  or  trustee, unless  no legal  entity  is designated  in  the  account title)
--------------------------------------------------- ---------------------------------------------------------------------------
Sole proprietorship                                 The owner
--------------------------------------------------- ---------------------------------------------------------------------------
Partnership                                         The partnership
--------------------------------------------------- ---------------------------------------------------------------------------
Corporate                                           The corporation
--------------------------------------------------- ---------------------------------------------------------------------------
Association, club or tax-exempt organization        The organization
--------------------------------------------------- ---------------------------------------------------------------------------

For details on TIN requirements, ask your financial advisor or contact your local American Express Financial Advisors Inc. office for federal Form W-9, Request for Taxpayer Identification Number and Certification. You also may obtain the form on the Internet at (http://www.irs.gov/prod/forms_pubs/).

FOREIGN INVESTORS

If you are not a citizen or resident of the United States (nonresident alien), you must supply AECC with Form W-8, Certificate of Foreign Status, when you purchase your certificate. You must also supply both a current mailing address and an address of foreign residency, if different. AECC will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). The Form W-8 in effect before January 1, 2001, must be resupplied by you every three calendar years.

Interest on the certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. Even though your interest income is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information.

Changes in Tax Regulation: The U.S. Internal Revenue Service has issued new regulations changing the certification requirements for nonresident aliens. As a result of the changes, new Forms W-8 have been designed and are available for use. AECC will need the new forms on file for all clients by January 1, 2001. Depending on your status, you may provide us with any one of four new Forms W-8. Most clients will use Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding, but consult your tax advisor to ensure that you are using the correct form. The new Forms W-8 must be resupplied every four calendar years, up from three years with the current form.

A few other changes may affect you. Foreign trusts must apply for a permanent U.S. individual tax identification number (ITIN). Individuals applying for benefits under a tax treaty will have additional requirements.

Withholding taxes: If you fail to provide a Form W-8 as required above, you will be subject to 31% backup withholding on interest payments and withdrawals from certificates.

Estate tax: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, AECC generally will not act on instructions with regard to the certificate unless AECC first receives, at a minimum, a statement from persons AECC believes are knowledgeable about your estate. The statement must be satisfactory to AECC and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to AECC that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.

Trusts: If the investor is a trust, the policies and procedures described above will apply with regard to each grantor who is a nonresident alien.

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is based on current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor about their own position.

How Your Money Is Used and Protected

INVESTED AND GUARANTEED BY AECC


AECC, a wholly owned subsidiary of AEFC, issues and guarantees the American Express Cash Reserve Certificate. We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $4.0 billion and a net worth in excess of $166 million on Dec. 31, 2000.


We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

o  interest to certificate owners,

o and various expenses, including taxes, fees to AEFC for advisory and other services, distribution fees to American Express Financial Advisors Inc., selling agent fees to selling agents, and transfer agent fees to American Express Client Service Corporation (AECSC).

For a review of significant events relating to our business, see "Management's Discussion and Analysis of Financial Condition and Results of Operations." No national rating agency rates our certificates.

Most banks and thrifts offer investments known as CDs that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

REGULATED BY GOVERNMENT

Because the American Express Cash Reserve Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (The American Express Cash Reserve Certificate is a face-amount certificate. It is not a bank product, an equity investment, a form of life insurance or an investment trust.)


The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 2000, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $250 million. The law requires us to use amortized cost for these regulatory purposes. Among other things, the law permits Minnesota statutes to govern qualified assets of AECC as described in
Note 2 to the financial statements. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.


As a condition to regulatory relief from the SEC, AECC has agreed to maintain capital and surplus equal to 5% of outstanding liabilities on certificates (not including loans made on certificates in accordance with terms of some certificates that no longer are offered by AECC). AECC is not obligated to continue to rely on the relief and continue to comply with the conditions of the relief. Similarly, AECC has entered into a written informal understanding with the Minnesota Commerce Department that AECC will maintain capital equal to 5% of the assets of AECC (less any loans on outstanding certificates). When computing its capital for these purposes, AECC values its assets on the basis of statutory accounting for insurance companies rather than generally accepted accounting principles.

BACKED BY OUR INVESTMENTS


Our investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 2000:


Type of investment                           Net amount invested

Corporate and other bonds                            48%

Government agency bonds                              29

Preferred stocks                                     12

Mortgages                                             9

Cash and cash equivalents                             2

As of Dec. 31, 2000, about 90% of our securities portfolio (including bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3B to the financial statements.


Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 2000, schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.


INVESTMENT POLICIES

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of AECC use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities

Most of our investments are in debt securities as referenced in the table in "Backed by Our Investments" under "How Your Money is Used and Protected."

The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to whether a company can pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, AECC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in AECC's portfolio will be rated investment grade, or in the opinion of AECC's investment advisor will be the equivalent of investment grade. Under normal circumstances, AECC will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's. Securities that are subsequently downgraded in quality may continue to be held by AECC and will be sold only when AECC believes it is advantageous to do so.

As of Dec. 31, 2000, AECC held about 10% of its investment portfolio (including bonds, preferred stocks and mortgages) in investments rated below investment grade.


Purchasing securities on margin

We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities

We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting

We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter (selling securities for others) under federal securities laws.

Borrowing money

From time to time we have established a line of credit with banks if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time. There is no limit on the extent to which we may borrow money, except that borrowing must be through the sale of certificates, or must be short-term and privately arranged and not intended to be publicly offered.

Real estate

We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans secured by real estate. We expect that equity investments in real estate, either directly or through a subsidiary of AECC, will be less than 5% of AECC's assets.

Lending securities

We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 10% of AECC's assets.

When-issued securities

Some of our investments in debt securities are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these securities are available for sale, issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. AECC's ability to invest in when-issued securities is not limited except by its ability to set aside cash or high quality investments to meet when-issued commitments. When-issued securities are subject to market fluctuations and they may affect AECC's investment portfolio the same as owned securities.

Financial transactions including hedges

We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. AECC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with AECC's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. There is no limit on the AECC's ability to enter into financial transactions to manage the interest rate risk associated with the AECC's assets and liabilities, but the AECC does not foresee a likelihood that it will be feasible to hedge most or all of its assets or liabilities. We do not use derivatives for speculative purposes.

Illiquid securities

A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. AECC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of AECC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, AECC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

Restrictions

There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

How Your Money Is Managed

RELATIONSHIP BETWEEN AECC AND AMERICAN EXPRESS FINANCIAL CORPORATION

AECC was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face-amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, changed its name to IDS Certificate Company on April 2, 1984, and to American Express Certificate Company on April 26, 2000.

AECC files reports on Form 10-K and 10-Q with the SEC. The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Before AECC was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, IDS Financial Corporation changed its name to AEFC. AECC and AEFC have never failed to meet their certificate payments.

During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 2000, AEFC managed or administered investments, including its own, of more than $___ billion. American Express Financial Advisors Inc., a wholly owned subsidiary of AEFC, provides a broad range of financial planning services for individuals and businesses through its nationwide network of more than ____ supervisory offices, and more than ____ branch offices and more than ____ financial advisors. American Express Financial Advisors' financial planning services are comprehensive, beginning with a detailed written analysis that's tailored to your needs. Your analysis may address one or all of these six essential areas: financial position, protection planning, investment planning, income tax planning, retirement planning and estate planning.

AEFC itself is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285. American Express Company is a financial services company engaged through subsidiaries in other businesses including:

o travel related services (including American Express(R)Card and operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and

o international banking services (through American Express Bank Ltd. and its subsidiaries) and Travelers Cheque and related services.

CAPITAL STRUCTURE AND CERTIFICATES ISSUED

AECC has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.


As of the fiscal year ended Dec. 31, 2000, AECC had issued (in face amount) $61,053,427 of installment certificates and $1,523,260,374 of single payment certificates. As of Dec. 31, 2000, AECC had issued (in face amount) $13,745,260,263 of installment certificates and $21,383,643,748 of single payment certificates since its inception in 1941.


INVESTMENT MANAGEMENT AND SERVICES

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o  providing investment research,

o  making specific investment recommendations,

o and executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or AECC as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).

Advisory and services fee computation

Included assets                         Percentage of total book value

First $250 million                                      0.750%

Next 250 million                                        0.650

Next 250 million                                        0.550

Next 250 million                                        0.500

Any amount over 1 billion                               0.107

Included assets are all assets of AECC except mortgage loans, real estate, and any other asset on which we pay an outside advisory or service fee.

Advisory and services fee for the past three years

Year                    Total fees                Percentage of included assets

2000                   $8,778,883                                0.25%

1999                    8,691,974                                0.26

1998                    9,084,332                                0.24

Estimated advisory and services fees for 2001 are $__________.

Other expenses payable by AECC: The Investment Advisory and Services Agreement provides that we will pay:

o  costs incurred by us in connection with real estate and mortgages;

o  taxes;

o  depository and custodian fees;

o  brokerage commissions;

o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;

o  fees and expenses of our directors who are not officers or employees of AEFC;

o provision for certificate reserves (interest accrued on certificate owner accounts); and

o  expenses of customer settlements not attributable to sales function.

DISTRIBUTION

Under a Distribution Agreement with American Express Financial Advisors Inc., we pay for the distribution of this certificate as follows:

o  0.0625% of the initial payment on the issue date of the certificate, and

o 0.0625% of the certificate's reserve at the beginning of the second and subsequent quarters from issue date.

This fee is not assessed to your certificate account.


Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $28,262,084 during the year ended Dec. 31, 2000. We expect to pay American Express Financial Advisors Inc. distribution fees amounting to $_________ during 2001.


See Note 1 to financial statements regarding deferral of distribution fee expense.

In addition, AECC may pay distributors additional compensation for distribution activities under certain circumstances. From time to time, AECC may pay or permit other promotional incentives, in cash or credit or other compensation.

American Express Financial Advisors Inc. pays commissions to its financial advisors and pays other selling expenses in connection with services to us. Our board of directors, including a majority of directors who are not interested persons of American Express Financial Advisors Inc., or AECC, approved these distribution agreements.

TRANSFER AGENT

Under a Transfer Agency Agreement, American Express Client Service Corporation (AECSC), a wholly owned subsidiary of AEFC, maintains certificate owner accounts and records. AECC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.

EMPLOYMENT OF OTHER AMERICAN EXPRESS AFFILIATES

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;

o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and

o the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

DIRECTORS AND OFFICERS

AECC's sole shareholder, AEFC, elects the board of directors that oversees AECC's operations. The board annually elects the directors, chairman, president and controller for a term of one year. The president appoints the other executive officers.


We paid a total of $29,000 during 2000 to directors not employed by AEFC.


Board of directors

Rodney P. Burwell

Born  in  1939.  Director  beginning  in  1999.  Chairman,   Xerxes  Corporation
(fiberglass storage tanks). Director, Fairview Corporation.

Charles W. Johnson

Born in 1929. Director since 1989. Director, Communications Holdings, Inc. Acting president of Fisk University from 1998 to 1999. Former vice president and group executive, Industrial Systems, with Honeywell, Inc. Retired 1989.

Jean B. Keffeler

Born in 1945. Director beginning in 1999. Independent management consultant.

Richard W. Kling*

Born in 1940. Director since 1996. Chairman of the board of directors from 1996 to 2000. Director of IDS Life Insurance Company since 1984; president since 1994. Executive vice president of Marketing and Products of AEFC from 1988 to 1994. Senior vice president of AEFC since 1994. Director of IDS Life Series Fund Inc. and member of the board of managers of IDS Life Variable Annuity Funds A and B.

Thomas R. McBurney

Born in 1938. Director beginning in 1999. President, McBurney Management Advisors. Director, The Valspar Corporation (paints), Wenger Corporation, Allina, Space Center Enterprises and Greenspring Corporation.

Paula R. Meyer*


Born in 1954. Director since 1998. President since 1998. Vice president and Managing Director - American Express Funds since June 2000. Vice president of AEFC since 1998. President of Piper Capital Management (PCM) from 1997 to 1998. Director of Marketing of PCM from 1995 to 1997. Director of Retail Marketing of PCM from 1993 to 1995.


Pamela J. Moret*


Born in 1956. Director since December 1999. Chair of the board of directors since January 2000. Senior vice president - Products Group of AEFC since October 1999. Vice president - Variable Assets & Services from 1997 to 1999. Executive vice president - Variable Assets of IDS Life Insurance Company from 1997 to 1999. Vice president - Retail Services Group from 1996 to 1997. Vice president - Communications from 1993 to 1996.


* "Interested Person" of AECC as that term is defined in Investment Company Act of 1940.

Executive officers

Paula R. Meyer

Born in 1954. President since 1998.


Lorraine R. Hart

Born in 1951. Vice president - Investments since 1994. Vice president - Insurance Investments of AEFC since 1989. Vice president - Investments of IDS Life Insurance Company since 1992.


Monica P. Vickman


Born in 1969. Vice president, general counsel, and secretary since February 2001. Associate counsel to AEFC since 2000. Various attorney positions in American Express General Counsel's Office from 1996 to 2000.


Philip C. Wentzel

Born in 1961. Vice president and controller of AECC since January 2000. Vice president - Finance, Insurance Products of AEFC since 1997. Vice president and controller of IDS Life since 1998. Director, Financial Reporting and Analysis - IDS Life from 1992 to 1997.

The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

AECC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the 1933 Act) may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

INDEPENDENT AUDITORS

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.

Ernst & Young LLP, Minneapolis, has audited our financial statements at Dec. 31, 2000 and 1999 and for each of the years in the three-year period ended Dec. 31, 2000. These statements are included in this prospectus. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and AECC.

AMERICAN EXPRESS CERTIFICATES

Other certificates issued by AECC: Your American Express financial advisor can give you more information on five other certificates issued by AECC. These certificates offer a wide range of investment terms and features.

American Express Flexible Savings Certificate -- A single payment certificate that permits additional investments and on which AECC guarantees interest in advance for a term of six, 12, 18, 24, 30 or 36 months.

American Express Installment Certificate -- An installment payment certificate that declares interest in advance for a three-month period and offers bonuses in the third through sixth years for regular investments.

American Express Market Strategy Certificate -- A certificate that pays interest at a fixed rate or linked to one-year stock market performance, as measured by a broad market index, for a series of one-year terms starting every month or at other intervals the client selects.

American Express Preferred Investors Certificate -- A single payment certificate that combines a competitive fixed rate of return with AECC's guarantee of principal for large investments of $250,000 to $5 million.

American Express Stock Market Certificate -- A single payment certificate that calculates all or part of your interest based on stock market performance, as measured by a broad market index, with AECC's guarantee of return of principal.

Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA -- Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA -- Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A -- Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB -- Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB -- Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B -- Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC -- Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC -- Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C -- Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D -- Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

Non-rated securities will be considered for investment. When assessing each non-rated security, AECC will consider the financial condition of the issuer or the protection afforded by the terms of the security.

Quick telephone reference*

(800) 862-7919             American Express Easy Access Line

                           Account value, cash transaction information, current rate information (automated response for Touchtone(R) phones only)

(800) 862-7919             Client Service Organization

                           Withdrawals, transfers, inquiries

(800) 846-4852             TTY Service

                           For the hearing impaired

* You may experience delays when call volumes are high.

American Express Certificate Company

70100 AXP Financial Center

Minneapolis, MN 55474

Web site address:

http://www.americanexpress.com/advisors

Distributed by

American Express

Financial Advisors Inc.


                                                                 S-6005 R (4/01)

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item
Number

Item 13. Other Expenses of Issuance and Distribution.

                  The expenses in connection with the issuance and distribution of the securities being registered are to be borne by the registrant.

Item 14. Indemnification of Directors and Officers.

                  The By-Laws of IDS Certificate Company (now called, the American Express Certificate Company) provide that it shall indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that he was or is a director, officer, employee or agent of the company, or is or was serving at the direction of the company, or any predecessor corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to any threatened, pending or completed action, suit or proceeding, wherever brought, to the fullest extent permitted by the laws of the state of Delaware, as now existing or hereafter amended.

                  The By-Laws further provide that indemnification questions applicable to a corporation which has been merged into the company relating to causes of action arising prior to the date of such merger shall be governed exclusively by the applicable laws of the state of incorporation and by the by-laws of such merged corporation then in effect. See also Item 17.

Item 15. Recent Sales of Unregistered Securities.

(a)              Securities Sold

1996             IDS Special Deposits*                        41,064,846.74
1997             American Express Special Deposits           182,788,631.00
1998             American Express Special Deposits            91,416,078.00
1999             American Express Special Deposits            50,132,542.00

* Renamed American Express Special Deposits in April 1996.

(b)               Underwriters and other purchasers

American  Express  Special  Deposits are marketed by American  Express Bank Ltd.
(AEB), an affiliate of American Express Certificate Company, to private banking clients of AEB in the United Kingdom and Hong Kong.

(c)               Consideration

All American Express Special Deposits were sold for cash. The aggregate offering price was the same as the amount sold in the table above. Aggregate marketing fees to AEB were $301,946.44 in 1996, $592,068.70 in 1997, $967,791.95 in 1998
and $877,981.60 in 1999.

(d)               Exemption from registration claimed

American Express Special Deposits are marketed, pursuant to the exemption in Regulation S under the Securities Act of 1933, by AEB in the United Kingdom and Hong Kong to persons who are not U.S. persons, as defined in Regulation S.

Item 16. Exhibits and Financial Statement Schedules.

(a)      Exhibits

    1.       (a)    Distribution  Agreement  dated  November 18,  1988,
                    between Registrant  and  IDS  Financial  Services Inc.,
                    filed electronically  as  Exhibit  1(a)  to the
                    Registration Statement  No.  33-26844,   for  the
                    American  Express International  Investment Certificate
                   (now called, the American Express Investors Certificate)
                    is incorporated herein by reference.

    2.              Not Applicable.

    3.       (a)    Certificate of Incorporation, dated December 31, 1977, filed
                    electronically   as  Exhibit  3(a)  to   Post-Effective
                    Amendment No. 10 to Registration Statement No. 2-89507, is incorporated herein by reference.

             (b)    Certificate  of   Amendment,   dated  April  2,  1984  filed
                    electronically   as  Exhibit  3(b)  to   Post-Effective
                    Amendment No. 10 to Registration Statement No. 2-89507, is incorporated herein by reference.

             (c)    Certificate of Amendment,  dated  September 12, 1995,  filed
                    electronically   as  Exhibit  3(c)  to   Post-Effective
                    Amendment No. 44 to Registration Statement No. 2-55252, is incorporated herein by reference.

            (d) Certificate of Amendment, dated April 30, 1999, filed electronically as Exhibit 3(a) to Registrant's March 31, 1999 Quarterly Report on Form 10-Q is incorporated herein by reference.

            (e)     Certificate of  Amendment,  dated  January 28,  2000,  filed
                    electronically   as  Exhibit  3(e)  to   Post-Effective
                    Amendment No. 47 to Registration Statement No. 2-55252, is incorporated herein by reference.

            (f) Current By-Laws, filed electronically as Exhibit 3(e) to Post-Effective Amendment No. 19 to Registration Statement No. 33-26844, are incorporated herein by reference.

         4.         Not Applicable.

         5.         An   opinion  and  consent of counsel as to the  legality of
                    the securities being registered, filed electronically as Exhibit 16(a)5 to Post-Effective Amendment No. 24 to Registration Statement No. 2-95577 is incorporated by reference.

         6. through 9. --  None.

         10.      (a)    Investment   Advisory   and   Services   Agreement
                         between Registrant and IDS/American  Express Inc. dated
                         January 12,  1984,  filed  electronically  as Exhibit
                         10(b) to Registrant's   Post-Effective   Amendment  No.
                         3 to Registration Statement No. 2-89507, is incorporated herein by reference.

                  (b) Depositary and Custodial Agreement dated September 30, 1985 between IDS Certificate Company and IDS Trust Company, filed electronically as Exhibit 10(b) to
                         Registrant's Post-Effective   Amendment   No.   3  to
                         Registration Statement No. 2-89507, is incorporated herein by reference.

                  (c) Foreign Deposit Agreement dated November 21, 1990, between IDS Certificate Company and IDS Bank & Trust, filed electronically as Exhibit 10(h) to Post-Effective Amendment No. 5 to Registration Statement No. 33-26844, is incorporated herein by reference.

                  (d) Selling Agent Agreement dated June 1, 1990, between American Express Bank International and IDS Financial Services Inc. for the American Express Investors and American Express Stock Market Certificates, filed electronically as Exhibit 1(c) to the Post-Effective Amendment No. 5 to Registration Statement No. 33-26844, is incorporated herein by reference.

                  (e) Second amendment to Selling Agent Agreement bewtween American Express Financial Advisors Inc. and American Express Bank International dated as of May 2, 1995, filed electronically as Exhibit (1) to Registrant's June 30, 1995, Quarterly Report of Form 10-Q, is incorporated herein by reference.

                  (f) Marketing Agreement dated October 10, 1991, between Registrant and American Express Bank Ltd., filed electronically as Exhibit 1(d) to Post-Effective Amendment No. 31 to Registration Statement 2-55252, is incorporated herein by reference.

                  (g) Amendment to the Selling Agent Agreement dated December 12, 1994, between IDS Financial Services Inc. and American Express Bank International, filed electronically as Exhibit 1(d) to Post-Effective Amendment No. 13 to Registration Statement No. 2-95577, is incorporated herein by reference.

                  (h) Selling Agent Agreement dated December 12, 1994, between IDS Financial Services Inc.and Coutts & Co.
                        (USA) International, filed electronically as Exhibit 1
                        (e) to Post-Effective Amendment No. 13 to Registration
                         Statement No. 2-95577, is incorporated herein by reference.

                  (i) Consulting Agreement dated December 12, 1994, between IDS Financial Services Inc. and American Express Bank International, filed electronically as Exhibit 16(f) to Post-Effective Amendment No. 13 to Registration Statement No. 2-95577 is incorporated herein by reference.

                  (j) Letter amendment dated January 9, 1997 to the Marketing Agreement dated October 10, 1991, between Registrant and American Express Bank Ltd. filed electronically as Exhibit 10(j) to Post-Effective Amendment No. 40 to Registration Statement No. 2-55252, is incorporated herein by reference.

                  (k) Letter amendment dated April 7, 1997 to the Selling Agent Agreement dated June 1, 1990 between American Express Financial Advisors Inc. and American Express Bank International, filed electronically as Exhibit 10 (j) to Post-Effective Amendment No. 14 to Registration Statement 33-26844, is incorporated herein by reference.

                  (l) Letter Agreement dated July 28, 1999 amending the Selling Agent Agreement dated June 1, 1990, or a schedule thereto, as amended, between American Express Financial Advisors Inc. (formerly IDS Financial Services Inc.) and American Express Bank International, filed electronically to Registrant's June 30, 1999 Quarterly Report on Form 10-Q, is incorporated herein by reference.

                  (m) Letter Agreement dated July 28, 1999, amending the Marketing Agreement dated October 10, 1991, or a schedule thereto, as amended, between IDS Certificate Company and American Express Bank Ltd., filed electronically to Registrant's June 30, 1999 Quarterly Report on Form 10-Q, is incorporated herein by reference.

                  (n) Selling Agent Agreement, dated March 10, 1999 between American Express Financial Advisors Inc. and Securities America, Inc., filed electronically as
                           Exhibit 10 (l) to Post-Effective Amendment No. 18 to Registration Statement 33-26844, is incorporated herein by reference.

                  (o) Letter Agreement, dated April 10, 2000, amending the Selling Agent Agreement, dated March 10, 1999, between American Express Financial Advisors Inc. and Securities America, Inc., filed electronically as
                           Exhibit 10(o) to Post-Effective Amendment No. 20 to Registration Statement 33-26844, is incorporated herein by reference.

                  (p) Form of Selling Dealer Agreement of American Express Financial Advisors Inc., filed electronically as
                           Exhibit 10(o) to Pre-Effective Amendment No. 2 to Registration Statement No. 333-34982, is incorporated herein by reference.

                  (q)(1) Code of Ethics under rule 17j-1 for Registrant, filed electronically as Exhibit 10(p)(1) to Pre-Effective Amendment No. 1 to Registration Statement No. 333-34982, is incorporated herein by reference.

                  (2) Code of Ethics under rule 17j-1 for Registrant's investment advisor and principal underwriters, filed electronically as Exhibit 10p(2) to Pre-Effective Amendment No. 1 to Registration Statement No. 333-34982, is incorporated herein by reference.

         11. through 22. -- None.

         23. Consent of Independent Auditors' Report to be filed with a subsequent post-effective amendment to this registration statement.

         24       (a)      Officers'  Power of Attorney  dated  October 12,
                           2000,  filed   electronically  as  Exhibit  24(a)  to
                           Registrant's  September 30, 2000 Quarterly  Report on
                           Form 10-Q, is incorporated herein by reference.

                  (b) Directors' Power of Attorney dated October 12, 2000, filed electronically as Exhibit 24(b) to Registrant's September 30, 2000 Quarterly Report on Form 10-Q, is incorporated herein by reference.

         25. through 27. -- None.

(b) The financial statement schedules for American Express Certificate Company will be filed with a subsequent post-effective amendment to Registration Statement No. 2-55252 for Series D-1 Investment Certificate.

         Item 17. Undertakings.

                  Without limiting or restricting any liability on the part of the other, American Express Financial Advisors Inc. (formerly, IDS Financial Services Inc.), as underwriter, will assume any actionable civil liability which may arise under the Federal Securities Act of 1933, the Federal Securities Exchange Act of 1934 or the Federal Investment Company Act of 1940, in addition to any such liability arising at law or in equity, out of any untrue statement of a material fact made by its agents in the due course of their business in selling or offering for sale, or soliciting applications for, securities issued by the Company or any omission on the part of its agents to state a material fact necessary in order to make the statements so made, in the light of the circumstances in which they were made, not misleading (no such untrue statements or omissions, however, being admitted or contemplated), but such liability shall be subject to the conditions and limitations described in said Acts. American Express Financial Advisors Inc. will also assume any liability of the Company for any amount or amounts which the Company legally may be compelled to pay to any purchaser under said Acts because of any untrue statements of a material fact, or any omission to state a material fact, on the part of the agents of American Express Financial Advisors Inc. to the extent of any actual loss to, or expense of, the Company in connection therewith. The By-Laws of the Registrant contain a provision relating to Indemnification of Officers and Directors as permitted by applicable law.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and State of Minnesota, on the 5th day, of March, 2001.

AMERICAN EXPRESS CERTIFICATE COMPANY



                                           By: /s/ Paula R. Meyer*
                                                   Paula R. Meyer, President


Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed below by the following persons in the capacities on the 5th day, of March, 2001.


Signature                                     Capacity

/s/ Paula R. Meyer* **                        President and Director
Paula R. Meyer                                (Principal Executive Officer)

/s/ Jeffrey S. Horton*                        Vice President and Treasurer
Jeffrey S. Horton                             (Principal Financial Officer)

/s/ Philip C. Wentzel                         Vice President and Controller
Philip C. Wentzel                             (Principal Accounting Officer)

/s/ Rodney P. Burwell**                       Director
Rodney P. Burwell

/s/ Charles W. Johnson**                      Director
Charles W. Johnson

/s/ Jean B. Keffeler**                        Director
Jean B. Keffeler

/s/ Richard W. Kling**                        Director
Richard W. Kling

/s/ Pamela J. Moret**                         Director
Pamela J. Moret

/s/ Thomas R. McBurney**                      Director
Thomas R. McBurney

*Signed pursuant to Officers' Power of Attorney dated October 12, 2000, filed electronically as Exhibit 24(a) to Registrant's September 30, 2000 Quarterly Report on Form 10-Q, incorporated herein by reference.



/s/ Monica P. Vickman
Monica P. Vickman




**Signed pursuant to Directors' Power of Attorney dated October 12, 2000, filed electronically as Exhibit 24(a) to Registrant's September 30, 2000 Quarterly Report on Form 10-Q, incorporated herein by reference.



/s/ Monica P. Vickman
Monica P. Vickman